UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2014

CELL SOURCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-187049	32-0379665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

65 Yigal Alon Street

Tel Aviv Israel 67433

(Address of principal executive offices) (zip code)

011 972 3 562-1755

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.

On November 26, 2014 Cell Source, Inc. (the “Company”) issued and sold a promissory note (the “Promissory Note”) in the aggregate principal amount of $50,000 to the Company’s Chief Executive Officer, Chief Financial Officer and Director, Itamar Shimrat. The principal and interest under the Promissory Note is due and payable on the six (6) month anniversary of the date of issuance of the Promissory Note. The Promissory Note bears interest at a rate of 6% per annum and is not convertible into securities of the Company. The Company received gross proceeds of $50,000 for the sale of the Promissory Note. As previously reported in the Company’s 10-Q for the quarter ended September 30, 2014, which was filed with the Securities and Exchange Commission on November 14, 2014, the Company’s Chief Executive Officer previously purchased a Promissory Note in the amount of $50,000.

In connection with the sale of the Promissory Note, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Promissory Note filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL SOURCE, INC.

Dated: December 2, 2014	By:	/s/ Itamar Shimrat
Name: Itamar Shimrat
Title: Chief Executive Officer